                                                                 Exhibit 10.8




                                 LEASE AGREEMENT

                                    CONCOURSE

                                ATLANTA, GEORGIA











LANDLORD:         CONCOURSE II, LTD.
TENANT:           ROSS SYSTEMS, INC.
BUILDING:         CORPORATE CENTER TWO
SUITE:            850
SQ. FT.:          10,890 RENTABLE SQUARE FEET
TERM:             THIRTY-EIGHT AND ONE-HALF (38.5) MONTHS

                                TABLE OF CONTENTS

Item                                                                Page
------                                                             ------
1. PREMISES AND TERM.................................................1

2. RENT .............................................................2

3. OPERATING COSTS...................................................2

4. DELIVERY OF THE PREMISES..........................................6

5. ACCEPTANCE OF THE PREMISES........................................7

6. USE ..............................................................7

7. TENANT'S CARE OF THE PREMISES.....................................7

8. SERVICES..........................................................8

9. DESTRUCTION OR DAMAGE TO PREMISES................................10

10. DEFAULT BY TENANT; LANDLORD'S REMEDIES..........................11

11. ASSIGNMENT AND SUBLETTING.......................................14

12. CONDEMNATION....................................................15

13. INSPECTIONS.....................................................16

14. SUBORDINATION...................................................16

15. INDEMNIFICATION AND HOLD HARMLESS...............................17

16. TENANT'S INSURANCE..............................................17

17. REMEDIES CUMULATIVE.............................................18

18. ENTIRE AGREEMENT - NO WAIVER....................................18

19. HOLDING OVER....................................................19

20. HEADINGS........................................................19

21. NOTICES.........................................................19

22. HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES........................19

23. ATTORNEY'S FEES.................................................20

24. TIME OF ESSENCE.................................................20

25. NO ESTATE IN LAND...............................................20

26. SECURITY DEPOSIT................................................20

27. COMPLETION OF THE PREMISES......................................20

28. PARKING ARRANGEMENTS............................................21

29. RULES AND REGULATIONS...........................................21

30. RIGHT TO RELOCATE...............................................21

31. LATE PAYMENTS...................................................22

32. ESTOPPEL CERTIFICATE............................................22

33. SEVERABILITY AND INTERPRETATION.................................22

34. MULTIPLE TENANTS................................................22

35. FORCE MAJEURE...................................................23

36. QUIET ENJOYMENT.................................................23

37. BROKERAGE COMMISSION; INDEMNITY.................................23

38. EXCULPATION OF LANDLORD.........................................23

39. ORIGINAL INSTRUMENT.............................................23

40. GEORGIA LAW.....................................................23

41. NO RECORDATION OF LEASE.........................................23

42. HAZARDOUS WASTES................................................23

43. LEASE BINDING UPON DELIVERY.....................................24

44. SPECIAL STIPULATIONS AND LEASE SUMMARY SHEET....................24

         SIGNATURE PAGE...........................................  23


Exhibit "A" - Space Plan of Premises
Exhibit "B" - Location of Premises Within Building
Exhibit "C" - Description of the Property

Exhibit "D" - Work Letter

Exhibit "E" - Acceptance of Premises Agreement

Exhibit "F" - Rules and Regulations

Exhibit "G" - Special Stipulations

                                   DEFINITIONS

Defined Term                                            Paragraph
-------------                                           ---------
Additional Electrical Equipment. . . . . . . . . . . . .8(b)(iv)
Adjusted Monthly Rental. . . . . . . . . . . . . . . . .2(c)
Building . . . . . . . . . . . . . . . . . . . . . . . .1(a)
Commencement Date. . . . . . . . . . . . . . . . . . . .1(b)
Concourse. . . . . . . . . . . . . . . . . . . . . . . .30
Consumer Price Index . . . . . . . . . . . . . . . . . .2(b)(i)
Fairchild Service. . . . . . . . . . . . . . . . . . . .8(e)
Faison . . . . . . . . . . . . . . . . . . . . . . . . .37
Increase Multiplier. . . . . . . . . . . . . . . . . . .2(b)(ii)
Initial Calendar Year. . . . . . . . . . . . . . . . . .3(d)
Initial Monthly Rental . . . . . . . . . . . . . . . . .2(a)
Initial Operating Costs. . . . . . . . . . . . . . . . .3(a)
Landlord . . . . . . . . . . . . . . . . . . . . . . . .Caption
Lease. . . . . . . . . . . . . . . . . . . . . . . . . .Caption
Lease Year . . . . . . . . . . . . . . . . . . . . . . .1(c)
Monthly Rental . . . . . . . . . . . . . . . . . . . . .2(a)
Mortgagee. . . . . . . . . . . . . . . . . . . . . . . .14(a)
Operating Costs. . . . . . . . . . . . . . . . . . . . .3(b)
Premises . . . . . . . . . . . . . . . . . . . . . . . .1(a)
Property . . . . . . . . . . . . . . . . . . . . . . . .1(d) and
                                                        Exhibit
"E"
Rent . . . . . . . . . . . . . . . . . . . . . . . . . .2(f)
Rules. . . . . . . . . . . . . . . . . . . . . . . . . .6 and
                                                        Exhibit
"D"
Tenant . . . . . . . . . . . . . . . . . . . . . . . . .Caption
Tenant's Share . . . . . . . . . . . . . . . . . . . . .3(c)
Term. .  . . . . . . . . . . . . . . . . . . . . . . . .1(b)

                                 LEASE AGREEMENT
                                    CONCOURSE

         THIS LEASE AGREEMENT (the "Lease"), made this 9th day of January, 1998, by and between CONCOURSE II, LTD. ("Landlord"), a Georgia limited partnership which has as its address for all purposes hereunder as follows:

                  Concourse II, Ltd.
                  c/o Faison Associates, Inc.
                  Five Concourse Parkway
                  Suite 100
                  Atlanta, Georgia  30328-6111

and ROSS SYSTEMS, INC. ("Tenant"), a corporation of the State of California, which has as its address:

                  Two Concourse Parkway
                  Suite 800
                  Atlanta, GA  30328


                                   WITNESSETH:

         1.       PREMISES AND TERM1.       PREMISES AND TERM

                  (a) Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the following described space (the "Premises"):

                  Floor:  Eighth (8th)
                  Suite:  850
                  Square Feet:  10,890 rentable square feet

located at the herein called "Building":

                  Building: Corporate Center II
                  Address: Two Concourse Parkway, Fulton County, Georgia Total Building Rentable Area: 288,816

                   (b) The Premises are more particularly shown and outlined on the space plans attached hereto as Exhibit "A", and made a part hereof, and are located in that portion of the Building shown on Exhibit "B", attached hereto and by this reference incorporated herein. The term of this Lease (the "Term") shall commence, subject to the provisions of Paragraph 4 herein, on the 1st day of March, 1998, (the "Commencement Date"), and end at midnight on the 14th day of May, 2001, unless sooner terminated as herein provided. This Lease shall be effective and enforceable upon its execution and delivery, whether such execution and delivery occurs on, prior to, or after the Commencement Date.

                  (c) "Lease Year" as used herein shall mean (i) each and every twelve (12) month period during the Term of this Lease, or (ii) in the event of Lease expiration or termination, the period between the last twelve (12) month period and said expiration or termination. The first such twelve (12) month period shall commence on the Commencement Date.

                  (d) The Building and the land upon which said Building is located (which includes certain parking facilities serving the Building), more particularly described on Exhibit "C", attached hereto and by this reference incorporated herein, is herein referred to as the "Property".

                  (e) The Premises shall include the appurtenant right to use, in common with others, public lobbies, entrances, stairs, corridors, elevators, and other public portions of the Building. All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Landlord. No easement for light, air or view is granted or implied hereunder, and the reduction or elimination of Tenant's light, air or view will not affect this Lease.

         2.       RENT2.   RENT

                  (a) Tenant shall pay to Landlord at the address of Landlord indicated herein, or at such other place Landlord designates without demand, deduction or setoff, an annual rental for the first year of the Term in the amount of $23.50 per rentable square foot per annum (the "Base Rental") or $255,915.00, payable in equal monthly installments of $21,326.25 (the "Monthly Rental") in advance on the first (1st) day of each calendar month during the Term. Tenant shall pay the first month of the Initial Monthly Rental upon the execution and delivery of this Lease (with said amount to be applied against the Initial Monthly Rental first due under the Lease).

                  (b) Tenant's Base Rental shall increase on an annual basis, on the anniversary of the Commencement Date, by an amount determined by taking the then Base Rental, on a per square foot per annum basis, (as may have been adjusted pursuant to this Paragraph 2(b)), less the "Initial Operating Costs" (as that term is herein defined), and multiplying said amount by .03. The resulting product shall then be added to the then Base Rental, to determine the revised (and increased) Base Rental.

                  (c) If the Monthly Rental for any given Lease Year cannot be calculated by the end of the then expiring Lease Year because of the unavailability of any of the above-mentioned figures, Tenant shall continue to pay the existing Monthly Rental, and Landlord shall prepare as soon as is practical a statement reflecting the Monthly Rental for the Lease Year in which Tenant is then occupying the Premises. Within twenty (20) days following receipt of Landlord's statement, Tenant shall also pay any amounts due from Tenant because of such adjustments for months in which Tenant would have paid a greater Monthly Rental had such figure been calculated earlier. If Tenant's payments have been in excess of the Monthly Rental actually due, Tenant shall be given a credit for such amount from the payment of Monthly Rental next due of Tenant.

                  (d) If the Term commences at any time other than the first day of a month or terminates at any time other than the last day of a month, the amount of Rent due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect.

                  (e) The term "Rent", as used herein, shall mean Monthly Rental, "Adjusted Monthly Rental" (as that term is herein defined), "Tenant's Share" of "Operating Costs" (as those terms are defined herein) and any other amounts due of Tenant hereunder.

         3.       OPERATING COSTS3. OPERATING COSTS

                  (a) Tenant hereby covenants and agrees and shall be obligated to pay to Landlord, in addition to and not in lieu of the other amounts specified herein, the "Operating Costs," as hereinafter defined, of repairing, maintaining, and operating the Building and Property, in excess of the "Initial Operating Costs" (as that term is herein defined). These payments shall be in addition to and not in lieu of any other payments due from Tenant hereunder. The "Initial Operating Costs" shall be, for the purposes of this Lease, the actual Operating Costs for calendar year 1998, adjusted pursuant to the terms of this Lease.

                  (b) The term "Operating Costs" shall mean all operating expenses of the Property and Building, except those operating expenses solely benefiting and provided at the request or direction of an individual user or tenant of the Building, computed on an accrual basis and including all expenses, costs, and disbursements of every kind and nature, which Landlord (i) shall pay; and/or (ii) become obligated to pay, including, but not limited to, the following:

                (i) Costs, wages and salaries of all persons engaged in the management, operation, repair, security or maintenance of the Property and Building, including, but not limited to, fringe benefits, taxes, insurance and other benefits relating thereto;

               (ii) All supplies and materials used in the operation and maintenance of the Property and Building;

              (iii) Cost of water, sewage, electricity and other utilities furnished in connection with the operation of the Building;

               (iv) Cost of all service agreements and maintenance for the Property and Building and the equipment therein, including, but not limited to, trash removal, security services, alarm services, window cleaning, janitorial service, HVAC maintenance, elevator maintenance, and grounds maintenance;

                (v) Cost of all insurance relating to the Property and Building including, but not limited to, the cost of casualty and liability insurance applicable to the Property and Building and Landlord's personal property used in connection therewith;

               (vi) All taxes (ad valorem and otherwise), assessments, and governmental charges whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Property and Building or by others, subsequently created or otherwise, and any other taxes (other than federal and state income taxes), and assessments attributable to the Property and Building or its operation and any reasonable consultants fees incurred with respect to issues or concerns involving the taxes or the Building, the Property, or both;

              (vii) Cost of repairs and general maintenance of the interior and exterior of the Property and Building (including, but not limited to, light bulbs and glass breakage; the redecorating, repainting, recarpeting and other such work of any common areas; heating, ventilation and air conditioning equipment; plumbing and electrical equipment; and elevators), parking areas, and landscaping;

             (viii) A management fee and other expenses incurred for the general operation and management of the Property and Building, not materially in excess of the management fees paid for the management of other first class office buildings in the area of the Building;

               (ix) An amortization cost due to any capital expenditures incurred (i) which have the effect of reducing or limiting Operating Costs of the Property and Building, if such reduction or limitation inures to Tenant's benefit (but only to the extent and in the amount that such Operating Costs of the Property and Building are reduced), or (ii) which may be required by governmental authority or by Landlord's insurance carrier, but excluding those capital expenditures required by codes or regulations in effect on the date hereof to bring the Building into compliance, unless the capital expenditures result from Tenant's use of the Premises;

                (x) all assessments made, charged, levied, assessed or accrued against Landlord by The Concourse Office Park Association, Inc.

               (xi)        legal and accounting fees and expenses;

              (xii) anything which could be classified as an Operating Cost under generally accepted accounting principles, consistently applied, but not specified or expressly set forth hereunder.

Excluded from "Operating Costs" are:

                (i) Capital items (except those expenditures referred to above);

               (ii)        Landlord's home office expense;

              (iii) Leasing commissions, legal fees and marketing expenses related to leasing of space in the Building, or extending, expanding or renewing of leases in the Building;

               (iv) Specific costs billed to and paid by specific tenants or other third parties;

                (v)        Depreciation;

               (vi) Principal, interest, and other costs directly related to financing the Building;

              (vii) The cost of any repairs or general maintenance paid by the proceeds of insurance policies carried by Landlord on the Property and Building;

             (viii) The wages and salaries of any supervisory or management employee of Landlord not involved in the day-to-day operation and maintenance of the Property and Building;

               (ix) The cost of installations, alterations, changes and decorations incurred by Landlord in connection with preparing space for a tenant's occupancy, or in connection with lease renewals or extensions, whether such work was pursuant to the terms of any lease requiring Landlord to perform, pay for or reimburse the tenant therefor;

                (x) Rent under any ground lease or other master or superior lease;

               (xi) Attorneys' fees and disbursements incurred by Landlord in connection with the preparation of documents or negotiations of leases in the Building;

              (xii) Transfer, stamp, recording fees and other taxes imposed upon or payable by Landlord as a result of transfer of a portion of the Property or Landlord's interest in the Property or any interest in Landlord's business entity, whether by deed, stock, partnership interest or by entering into an assignment of any lease or otherwise;

             (xiii) The cost of performing work or furnishing services to or for any tenant at Landlord's expense, to the extent that such work or service is materially in excess of the work or services generally provided to other tenants of the Building at Landlord's expense;

               (xv) Any fines, penalties or similar impositions incurred in connection with the violation by Landlord, the Building or Property of any applicable law in effect as of the date hereof, unless due to the act or omission of Tenant;

              (xvi) Any costs for which and to the extent Landlord is reimbursed by condemnation, refund, credit, insurance reimbursement, or recovery or settlement under warranty or service contract; and

         (xvii)The cost of any work or services performed or other expense incurred by Landlord in connection with installing, operating or maintaining any speciality service or facility other than public or common area of the Building including but not limited to art gallery, restaurant, health/fitness club, retail or convenience facilities.

         Any insurance proceeds, condemnation award, tax refund, warranty, recovery or settlement under warranty or service contract, received by Landlord with respect to any item previously included as an Operating Cost shall be deducted from Operating Costs for the Lease Year in which such proceeds are received; provided, however, that if any such proceeds are received after the Term of this Lease shall have expired, Tenant's Share shall be promptly refunded to Tenant.

                  (c) The term "Tenant's Share" shall mean the proportion that the Square Feet in the Premises bears to ninety-five percent (95%) of the Total Building Rentable Area, or the average percentage of the Total Building Rentable Area actually leased in the Building for any calendar year, if such average is greater than ninety-five percent (95%) of the Total Building Rentable Area. The average shall be determined by adding together the total leased space on the last day of each month during the calendar year in question and dividing by twelve (12). Tenant's Share is used in this Lease to determine the portion of Operating Costs payable by Tenant, on a per square foot per annum basis. Notwithstanding anything to the contrary contained herein, if the Building is not fully occupied during any calendar year, appropriate adjustments shall be made to determine Operating Costs as though the Building had been fully occupied in such calendar year for the entire calendar year, but Tenant shall not be required to pay more than Tenant's Share of Operating Costs.

                  (d) On January 15 of each calendar year after the calendar year in which this Lease is executed (or as soon thereafter as practical), Landlord shall provide Tenant with the projected Operating Costs for such current calendar year, and Tenant shall thereafter pay Tenant's Share of projected Operating Costs for operating the Property and Building in excess of the Initial Operating Costs. Such projected Operating Costs in excess of Initial Operating Costs shall be payable in advance on a monthly basis by paying one-twelfth (1/12th) of such amount during each month of such respective calendar year. If Landlord has not furnished Tenant such comparison by January 15, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such comparison is given. Landlord shall, within one hundred twenty (120) days (or as soon thereafter as practical) after each calendar year during the Term provide Tenant an unaudited statement of such year's actual Operating Costs. If actual Operating Costs are greater than projected Operating Costs, Tenant shall pay Landlord, within thirty (30) days of such statement's receipt, Tenant's Share of the difference thereof. If such year's projected Operating Costs are greater than the actual Operating Costs, Landlord shall credit Tenant, within thirty (30) days of such statement issuance, Tenant's Share of the difference between projected Operating Costs and actual Operating Costs.

                  (e) If this Lease commences at any time other than the first day of a calendar year or terminates at any time other than the last day of a calendar year the amount of Operating Costs due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

                  (f) Tenant's payments of Operating Costs shall not be deemed payments of base rental under any governmental wage and price controls or analogous governmental actions affecting the amount of Rent which Landlord may charge Tenant for the Premises.

                  (g) (i) Within thirty (30) days after its receipt of the operating statement, Tenant, at its sole cost and expense, shall have the right to review in Landlord's offices and during normal business hours Landlord's records of Operating Costs. If within such thirty (30)-day period, Tenant does not give notice stating in detail reasonable objections to such additional Rent calculations, Tenant shall be deemed to have given approval of such calculations. Failure to pay such additional Rent, whether or not under protest, within said thirty (30)-day period shall constitute a default hereunder. Tenant or its representative (which shall be a "Big 6" accounting firm) shall have the right to examine Landlord's books and records showing Operating Costs upon reasonable prior notice and during normal business hours at any time within sixty (60) days following the furnishing by Landlord to Tenant of any final invoice or reconciliation statement for any given year. Any information obtained by Tenant and its auditors and examiners from such examination will be treated as confidential unless and until such information has been publicly disclosed by Landlord, and Tenant shall execute and cause its outside auditor or examiner to execute such confidentiality agreement as Landlord shall request, to reflect and effectuate the confidentiality provisions of this Paragraph. However, nothing herein contained shall limit or impair the right or obligation of Tenant to disclose such information when required by law or to appropriate regulatory authorities having jurisdiction over its affairs, or to use the same in connection with the enforcement of the terms and conditions of this Lease. Unless Tenant takes written exception to any item within sixty (60) days after the furnishing of Landlord's invoice or statements, then such invoices or statements shall be considered as final and accepted by Tenant.

                           (ii) Tenant shall furnish Landlord with a copy of all
information and material generated for or on behalf of Tenant with respect to such audit, whether or not Tenant disputes the calculations or charges from Landlord. If Tenant does dispute such charges, then Tenant shall submit to Landlord, as a part of the notice of such dispute, a precise and detailed narrative account of the exact nature of the dispute, with specific reference to the differences found by Tenant. Such statement shall be certified as true, correct and accurate by the auditor or examiner making such findings. If Tenant's audit reveals an underpayment of Operating Costs by Tenant, then Tenant shall pay the same within thirty (30) days after receipt of the audit results.

         4.       DELIVERY OF THE PREMISES4.DELIVERY OF THE PREMISES

                  Landlord shall deliver possession of the Premises to Tenant, with the improvements to be constructed pursuant to Exhibit "D", attached hereto and by this reference incorporated herein, substantially complete on the Commencement Date. If Landlord for any reason whatsoever cannot deliver possession of the Premises, with the improvements to be constructed pursuant to Exhibit "D" substantially complete to Tenant at the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. If the delay is not due to any of the reasons set forth in

Article IV of Exhibit "D", Monthly Rental shall be waived for the period between the Commencement Date and the date which Landlord delivers possession of the Premises to Tenant. If the delay is due to any of said reasons in Article 4 of Exhibit "D", Monthly Rental shall commence as of the Commencement Date.

         5.       ACCEPTANCE OF THE PREMISES5.       ACCEPTANCE OF THE PREMISES

                  The taking of possession of Premises by Tenant shall be conclusive evidence that Tenant accepts the same "as is" and that said Premises and the Building were in good and satisfactory condition for the use intended at the time such possession was taken, subject to "punch-list" items which must be remedied after Tenant's acceptance of the Premises. Tenant shall execute and deliver an "Acceptance of Premises" agreement upon the taking of possession of the Premises, in the form attached as Exhibit "E", by this reference incorporated herein.

         6.       USE6.    USE

                  Tenant shall use the Premises only for professional, executive office purposes, generally in accordance with the manner of use by other tenants in the Building. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body or the "Rules and Regulations" of Landlord (the "Rules") as set forth in Exhibit "F" attached hereto and made a part hereof, or cause an unreasonable amount of use of any of the services provided in the Building. Tenant shall conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged.

         7.       TENANT'S CARE OF THE PREMISES7.    TENANT'S CARE OF THE
PREMISES

                  (a) Tenant will maintain the Premises and the fixtures and appurtenances therein in a first-class condition, and will not commit or permit waste therein. Any repair work, maintenance and any alterations permitted by Landlord in the Premises (i) shall be done at Tenant's sole cost and expense (except as set forth in Paragraph 8 and Exhibit "D"); (ii) shall be done by Landlord's employees or agents or, with Landlord's consent, by persons requested by Tenant; and (iii) shall first be consented to by Landlord. Tenant shall, at Tenant's expense, but under the direction of Landlord and performed by Landlord's employees or agents, or with Landlord's consent, by persons requested by Tenant and consented to by Landlord, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant's contractors, subcontractors, customers, employees, licensees, agents, or invitees.

                  (b) Tenant will not, without Landlord's prior consent, make alterations, additions or improvements (including, but not limited to, structural alterations, additions or improvements) in or about Premises and will not do anything to or on the Premises which will increase the rate of insurance on the Building or the Property. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration or early termination of this Lease. Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty and condemnation excepted, unless Landlord has agreed at or prior to the time Tenant requests the right to make such alteration, addition or improvement that such item need not be removed by Tenant at the expiration or early termination of the Term; provided that any alteration or improvement not identified by Landlord at the time of approval as requiring removal by Tenant may be removed at

Tenant's sole option, subject to the provisions to restore as set forth herein;

                  (c) No later than the last day of the Term, Tenant will remove Tenant's personal property and repair injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises and/or the Building) in as good a condition at the beginning of the Term, reasonable wear and tear, unrepaired casualty and condemnation excepted. All property of Tenant remaining in the Premises after expiration or early termination of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to the preceding Paragraph.

                  (d) In doing any work on the installation of Tenant's furnishings, fixtures, or equipment in the Premises, Tenant will use only contractors or workers consented to by Landlord prior to the time such work is commenced. Landlord may condition its consent upon its receipt from such contractors or workers of acceptable (i) lien waivers; and (ii) evidence of liability and personal property insurance coverage in amounts and with insurance carriers satisfactory to Landlord. Tenant shall promptly remove any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such contractors or workers if such claim should arise, and hereby indemnifies and holds Landlord harmless from and against any and all loss, cost, damage, expense or liabilities including, but not limited to, attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or liens.

                  (e) All personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant, unless arising out of Landlord's gross negligence or willful misconduct.

         8.       SERVICES8.        SERVICES

                  (a) Provided Tenant is in compliance with the terms and conditions of this Lease, Landlord shall cause to be furnished the following services (the cost of which services shall be reimbursed to Landlord in accordance with Paragraph 3 herein):

                (i)      Elevator service for passenger and delivery needs.

               (ii) Air conditioning during summer operations and heat during winter operations at temperature levels similar to other first class office buildings in the Atlanta area, but consistent with and subject to all Federal and local energy conservation regulations.

              (iii) Public restrooms, including the furnishing of soap, paper towels, and toilet tissue.

               (iv) Either hot and cold or tempered running water for all restrooms and lavatories.

                (v) Janitorial service, including sanitizing, dusting, cleaning, mopping, vacuuming, and trash removal, each Monday through Friday, and floor waxing and polishing, window washing, smudge removal and venetian blind cleaning as appropriate.

               (vi) The replacement of building standard fluorescent lamps and ballasts as needed.

              (vii) Repairs and maintenance, for maintaining in good order at all times the exterior walls, exterior windows, exterior doors and roof of the Building, public corridors, stairs, elevators, storage rooms, restrooms, the heating, ventilating and air conditioning systems, electrical and plumbing systems of the Building, and the walks, paving and landscaping surrounding the Building.

             (viii)      General grounds care.

               (ix) General management, including supervision, inspections and management functions.

                (x)      Electricity for the Premises, Building and Property.

                  (b) The services provided in Paragraph 8(a) are predicated on and are in anticipation the use of the Premises as follows:

                (i) Services shall be provided for the Building during normal business hours as described in the Rules.

               (ii) HVAC design is based on sustained outside temperatures being no higher than 95 degrees Fahrenheit and no lower than 14 degrees Fahrenheit with sustained occupancy of the Premises by no more than one person per 150 square feet of floor area and heat generated by electrical lighting and fixtures not to exceed 3.0 watts per square foot.

              (iii) Electric power usage and consumption for the Premises shall be based on lighting of the Premises during normal business hours on a level suitable for normal office use and power for small desk-top machines and devices using no more than 110 volt, 20 amp circuits (allowable load of 15 amps). Heavier use items shall not be used or installed, unless expressly permitted elsewhere herein or by consent of Landlord.

               (iv) Should Tenant's total rated electrical design load per square foot in the Premises exceed the Building standard rated electrical design load, on a per square foot basis, as determined by Landlord from time to time, for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building standard circuits, as such share is determined by Landlord in Landlord's reasonable judgment, Landlord may (at Tenant's expense), if reasonably possible, install within the Building one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer (the "Additional Electrical Equipment") as necessary to accommodate the aforesaid requirements. If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load (on a per square foot basis), then a meter may also be added by Landlord (at Tenant's expense) to measure the electricity provided through the Additional Electrical Equipment.

                  (c) If Tenant uses any services in an amount or for a period in excess of that provided for herein, Landlord also reserves the right to charge Tenant reimbursement for the cost of such added services. Landlord reserves the right to install separate metering devices to determine such excessive periods and/or amounts, at Tenant's sole cost and expense. If there is disagreement as to such additional charge, the opinion of the appropriate local utility company or an independent professional engineering firm shall prevail.

                  (d) Landlord shall not be liable for any damages directly or indirectly, and Tenant shall have no right of set-off or reduction in Rent, resulting from the installation, use, malfunction, or interruption of use of any equipment in connection with the furnishing of services referred to herein, including, but not limited to, any interruption in services by any cause beyond the immediate control of Landlord; provided however, Landlord shall exercise due care in furnishing adequate and uninterrupted services. Without limitation on the foregoing, under no circumstances shall Landlord incur liability for damages caused directly or indirectly by any malfunction of Tenant's computer systems resulting from or arising out of the failure or malfunction of any electrical, air conditioning or other system serving the Building, and Tenant hereby expressly waives the right to make any such claim against Landlord.

                  (e) There may be available in the Building a shared communications systems service (the "Shared Service"), upon terms, conditions and fees to be agreed upon by Tenant and the party providing such Shared Service. Neither Landlord nor any manager of the Building shall be liable to Tenant for damages if the furnishing of any of such Shared Service is disrupted, terminated or diminished in any manner, nor shall any disruption, diminution, or cessation relieve Tenant from the performance of Tenant's covenants, conditions and agreements under this Lease, nor shall any disruption, diminution or cessation constitute constructive eviction or entitle Tenant to an abatement of Rent. Tenant holds Landlord and any such manager harmless from any claims Tenant may have arising out of or connected with such cessation or interruption. If Tenant elects not to use the Shared Service, and Tenant has telephone or other such equipment installed at Tenant's own direction, such system shall not (i) cause the Building to violate any municipal safety codes or ordinances, including, but not limited to, fire safety codes; (ii) cause damage to the Building; (iii) require an amount of electrical or other services unreasonably in excess of the requirements for customary business-telephone systems; or (iv) impact upon the normal use, function and operation of the Shared Service. If Tenant elects not to use or be a part of the Shared Service, Tenant shall not use any wiring or other equipment which is a part of the Shared Service without the prior, written consent of the provider of such Shared Service. If Tenant uses any such wiring or equipment without such consent, Tenant shall be liable for, and shall pay to the provider of such services on demand, (i) the cost of such use; (ii) the cost of repairing or replacing any wiring or equipment damaged or altered by such use; and (iii) any other damages caused by such use.

         9.       DESTRUCTION OR DAMAGE TO PREMISES9.DESTRUCTION OR DAMAGE TO
PREMISES

                  (a) If the Premises or the Building are totally destroyed (or so substantially damaged as to be untenantable in the determination of the Architect of the Building) by storm, fire, earthquake or other casualty, Landlord shall have the option to:

                (i) Terminate this Lease as of the date of the occurrence of the storm, earthquake, fire or other casualty by giving notice to Tenant within sixty (60) days from the date of such damage or destruction; or

               (ii) Commence the process of restoration of the Premises to a tenantable condition within sixty (60) days from the date of receipt by Landlord of all of the insurance proceeds paid with respect to such casualty, and proceed with due diligence to complete said restoration of the Premises. If Landlord chooses to restore the Premises, Rent shall abate with respect to the untenantable portion of the Premises from the date of such casualty until the date of substantial restoration thereof.

If Landlord fails to complete such restoration within one hundred eighty (180) days of the date of the casualty, this Lease may be terminated as of the date of the casualty upon notice from either party to the other, given not more than ten
(10) days following the expiration of said one hundred eighty (180) day period. If such notice is not given, this Lease shall remain in force and effect and Rent shall commence upon delivery of the Premises to Tenant in a tenantable condition (evidenced by notice to Tenant that the Premises are substantially completed). If damage or destruction of a material nature occurs to the Premises within twelve (12) months of the expiration of the Term, Tenant may, at its option upon written notice to Landlord within thirty (30) days after such damage or destruction, terminate this Lease as of the date of the damage or destruction.

                  (b) If the Premises are damaged but not rendered wholly untenantable by any event set forth in Paragraph 9(a) above, Rent shall abate in the proportion the Premises have been made untenantable. Landlord shall commence efforts to restore the Premises (or Building) within sixty (60) days after Landlord's receipt of all of the insurance proceeds paid with respect to such casualty, and proceed with due diligence to restore the Premises (or Building). Upon the date of restoration (or in the event of damage to the Building, the date the Premises becomes fully tenantable), full Rent shall commence. If Landlord fails to complete such restoration within one hundred eighty (180) days of the date of the casualty, this Lease may be terminated as of the date of the casualty upon notice from either party, given not more than ten (10) days following the expiration of the one hundred eighty (180) day period.

                  (c) Rent shall not abate if the damage or destruction of the Premises, whether total or partial, is the result of the negligence of Tenant, its contractors, subcontractors, agents, employees, guests or invitees.

         10. DEFAULT BY TENANT; LANDLORD'S REMEDIES10. DEFAULT BY TENANT; LANDLORD'S REMEDIES

                  (a) The occurrence of any of the following shall constitute an Event of Default hereunder by Tenant:

                (i) The Rent or any other sum of money due of Tenant hereunder is not paid within five (5) days of the date notice of such late payment is received by Tenant; provided, however, if more than two (2) payments due of Tenant hereunder in any one (1) calendar year are not made until after notice of such late payment is received by Tenant, then it shall be an event of default hereunder by Tenant if any subsequent payment due of Tenant hereunder in the same calendar year is not made within ten (10) days of the date when due;

               (ii) The Premises are abandoned or vacated; provided, however, if Tenant deserts or vacates the Premises, Landlord's sole remedy for such default shall be to terminate this Lease effective on such date as Landlord specifies to Tenant by notice, and without further liability on the part of Landlord or Tenant. The preceding sentence is not intended and shall not be deemed to waive or limit any of Landlord's rights or remedies in connection with or based on any default other than vacation or desertion;

              (iii) Any petition is filed by or against Tenant under any section or chapter of the National or Federal Bankruptcy Act or any other applicable Federal or State bankruptcy, insolvency or other similar law, and, in the case of a petition filed against Tenant, such petition is not dismissed within thirty (30) days after the date of such filing; if Tenant shall become insolvent or transfer property to defraud creditors; if Tenant shall make an assignment for the benefit of creditors; or if receiver is appointed for any of Tenant's assets;

               (iv) Tenant fails to bond off or otherwise remove any lien filed against the Premises or the Building by reason of Tenant's actions, within ten (10) days after Tenant has notice of the filing of such lien;

                (v) Tenant fails to observe, perform and keep the covenants, agreements, provisions, stipulations, conditions and Rules herein contained to be observed, performed and kept by Tenant (other than the failure to pay when due any Rent or any other sum of money becoming due Landlord hereunder, which under all circumstances is governed by and subject to Paragraph 10(a)(i) herein), and persists in such failure after ten (10) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than ten (10) days to rectify, unless Tenant commences rectification within the ten (10) day notice period and thereafter promptly, effectively and continuously proceeds with the rectification of the failure to comply on the part of Tenant and, in all such events, cures such failure to comply on the part of Tenant no later than thirty (30) days after such notice).

                  (b) Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following:

                (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have, enter upon the Premises without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. Sections 44-7-50 et seq. and expel or remove Tenant and Tenant's effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Tenant shall remain liable to Landlord for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord, after deducting all of Landlord's costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the termination of this Lease, eviction of Tenant and such reletting; and/or

               (ii) Declare the entire amount of Rent calculated on the current rate being paid by Tenant, and other sums which in Landlord's reasonable determination would become due and payable during the remainder of the Term (including, but not limited to, increases in Rent pursuant to Paragraph 2(b) and 3(e) herein), discounted to present value by using a reasonable discount rate selected by Landlord, to be due and payable immediately. Upon such acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other amounts theretofore due, less the market value of the Premises for the remainder of the Term, as determined by Landlord (taking into consideration the probable costs of marketing and reletting the Premises, then-current rental rates, probable rental rates for the remainder of the Term, probable concession packages, the probability of reletting the Premises and the probable amount of time which will elapse before the Premises are relet), at Landlord's address as provided herein; provided however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such an event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). The acceptance of such payment by Landlord shall not constitute a waiver of rights or remedies to Landlord for any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease; and/or

              (iii) Enter the Premises as the agent of Tenant without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. Sections 44-7-50 et seq. and without being liable for any claim for trespass or damages therefor, and, in connection therewith, rekey the Premises, remove Tenant's effects therefrom and store the same at Tenant's expense, without being liable for any damage thereto, and relet the Premises as the agent of Tenant, without advertisement, by private negotiations, for any term Landlord deems proper, and receive the rent therefor. Tenant shall pay Landlord on demand any deficiency that may arise by reason of such reletting, but Tenant shall not be entitled to any surplus so arising. Tenant shall reimburse Landlord for all costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the eviction of Tenant and reletting the Premises, and for the amount of any other Rent which would have been due of Tenant to Landlord hereunder if not for certain concessions granted by Landlord to Tenant. Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant's specifications and any and all costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting; and/or

               (iv) As agent of Tenant, do whatever Tenant is obligated to do under this Lease, including, but not limited to, entering the Premises, without being liable to prosecution or any claims for damages, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant. Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

                  (c) Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of general or special damages incurred, or of any of the other remedies provided herein, at law or in equity.

                  (d) No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, at law or in equity. Any waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the Rules now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach.

         11.      ASSIGNMENT AND SUBLETTING11.       ASSIGNMENT AND SUBLETTING

                  (a) Tenant shall not sublet any part of the Premises, nor assign this Lease or any interest herein, without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed. In no event shall Tenant be permitted to sublease space or assign its interest in the Lease to any existing occupant of the Building (whether as a tenant under a lease or otherwise), or to any subsidiary or affiliate thereof or related party thereto. In any event, no assignee or sublessee (or Tenant, on behalf or for the benefit of an assignee or sublessee) shall have the right to exercise any extension or renewal of Term, or any right to expand or otherwise increase the size of the Premises. Landlord may deny consent to an assignment or sublease if, by way of illustration but not limitation, the rate of compensation, including, but not limited to, all rent, requested by Tenant for the portion of the Premises to be subleased or for the assignment of the Lease would impact upon or impair Landlord's ability to rent space in the Building at the then market rate as offered by Landlord (unless at least ninety-five percent (95%) or more of the rentable square feet in the Building are leased to third parties at the time of the request for consent by Tenant, in which event this provision shall not be considered by Landlord in assessing whether or not to consent to a sublease or assignment proposed by Tenant) or if the financial statements of the proposed assignee or sublessee are unsatisfactory. Additionally, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession, assignment or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the Premises leased, used, occupied or utilized. Any such purported lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises. If such a sublease is entered into, neither the rental payable thereunder nor the amount thereof passed on to any person or entity shall have deducted therefrom any expenses or costs related in any way to the subleasing of such space.

                  (b) Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior consent of Landlord. If a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder. If Tenant notifies Landlord of Tenant's intent to sublease or assign this Lease, Landlord shall within thirty (30) days from such notice (a) consent to such proposed subletting; (b) deny such consent, giving reasons for denying such consent at the time of the denial; (c) elect to cancel this Lease, or to reduce the Premises by the area requested to be subleased or assigned if the area is less than the entire Premises; or (d) elect to sublease the space, or take the assignment, as applicable, on the same terms and conditions as offered by the third-party. If Landlord elects to cancel or to reduce the area of the Premises, Tenant shall have ten (10) days from such notice to notify Landlord of Tenant's acceptance of such cancellation or reduction or Tenant's desire to remain in possession of Premises for the Term. If Tenant fails to so notify Landlord of Tenant's election to accept termination or reduction or to continue as Tenant hereunder, such failure shall be deemed an election to terminate or have the area of Premises reduced, as the case may be, and such termination or reduction shall be effective as of the end of the ten (10) day period provided for in Landlord's notice as hereinabove provided. If Landlord gives its consent to any such assignment or sublease, any rent or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord. If this Lease is cancelled, the area of Premises is reduced or a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord's reasonable judgment (including, but not limited to, the use and time of Landlord's personnel), for all of the necessary legal and accounting services required to accomplish such cancellation, reduction of area of the Premises, assignment or subletting, as the case may be.

                  (c) Tenant shall have the right to assign the Lease or sublet the Premises, or any part thereof, without Landlord's consent, but subject to Landlord's rights to notice and prohibition contained herein, to any parent, subsidiary, affiliate or controlled corporation or to corporation which Tenant may be converted or which it may merge. Tenant shall have the obligation to notify Landlord of its intent of any such arrangement, and if Landlord reasonably determines that the proposed assignee or sublessee is engaged in a business which would materially interfere with the operation of the Property or that permitting the assignment or subletting would cause a violation by Landlord of its obligations under any lease covering a portion of the Property, Landlord shall have the right to prohibit such arrangement based upon the issue of the business of the proposed assignee or sublessee or the compatibility of the proposed assignee or sublessee with the businesses in the Building.

         12.      CONDEMNATION12.   CONDEMNATION

                  If the Premises, or a part of such Premises such that the Premises in the judgment of the Architect for the Building are untenantable, are taken by eminent domain or other similar proceeding or are conveyed in lieu of such taking, this Lease shall expire on the date when title or right of possession vests, and Rent paid for any period beyond said date shall be repaid to Tenant. If there is a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the square feet of Premises taken, determined by the Architect for the

Building. In either event, Landlord shall be entitled, and Tenant shall not have any right, to claim any award made in any condemnation proceeding, action or ruling relating to the Building or the Property; provided, however, Tenant shall be entitled to make a claim in any condemnation proceeding, action or ruling relating to the Building for Tenant's moving expenses and the unamortized value of leasehold improvements in the Premises actually paid for by Tenant, to the extent such claim does not in any manner impact upon or reduce Landlord's claim or award in such condemnation proceeding, action or ruling. Landlord shall have, in Landlord's sole discretion, the option of terminating this Lease if any such condemnation, action, ruling or conveyance in lieu thereof makes continuation of Landlord's use of the Building economically unfeasible.

         13.      INSPECTIONS13.    INSPECTIONS

                  Landlord, its agents or employees may enter the Premises at reasonable hours to (a) exhibit the Premises to prospective purchasers or tenants of the Premises or the Building; (b) inspect the Premises to see that Tenant is complying with its obligations hereunder; and (c) make repairs (i) required of Landlord under the terms hereof; (ii) to any adjoining space in the Building; or (iii) to any systems serving the Building which run through the Premises.

         14.      SUBORDINATION14.     SUBORDINATION

                  (a) This Lease shall be subject and subordinate to any underlying land leases or deeds to secure debt which may now or hereafter affect this Lease, the Building or the Property and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and such deeds to secure debt. In confirmation of the subordination set forth in this Paragraph 14, Tenant shall, at Landlord's request, execute and deliver such further instruments as may be desired by the holder of the deed to secure debt (a "Mortgagee") or by any lessor under any such underlying land leases. Notwithstanding the foregoing, Landlord or such Mortgagee shall have the right to subordinate or cause to be subordinated, in whole or in part, any such underlying land leases or deeds to secure debt to this Lease (but not in respect to priority of entitlement of insurance or condemnation proceeds). If any such underlying land leases or deeds to secure debt terminate for any reason or any such deeds to secure debt are foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, deliver to Mortgagee within ten (10) days of written request an attornment agreement, providing that such Tenant shall continue to abide by and comply with the terms and conditions of this Lease.

                  (b) If any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any deed to secure debt, Tenant shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as Landlord under this Lease. The institution of any suit, action or other proceeding by a Mortgagee or a sale of the Property pursuant to the powers granted to a Mortgagee under its deed to secure debt, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of Tenant hereunder.

                  (c) If such purchaser requests and accepts such attornment, from and after such attornment, Tenant shall have the same remedies against such purchaser for the breach of an agreement contained in this Lease that Tenant might have had against Landlord if the deed to secure debt had not been terminated or foreclosed, except such purchaser shall not be (i) liable for any act or omission of the prior Landlord; (ii) subject to any offsets or defenses which Tenant might have against the prior Landlord; or (iii) bound by any Rent or security deposit which Tenant might have paid in advance to the prior Landlord.

         15. INDEMNIFICATION AND HOLD HARMLESS    15. INDEMNIFICATION AND HOLD
HARMLESS

                  (a) Tenant hereby indemnifies and holds Landlord and Landlord's property manager harmless from and against any injury, expense, damage, liability or claim, imposed on Landlord by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or of any other person in or about the Building for any purpose whatsoever, or administrative or criminal action by a governmental authority, whether such injury, expense, damage, liability or claim results either directly or indirectly from the act, omission, negligence, misconduct or breach of any provisions of this Lease by Tenant, the agents, servants, or employees of Tenant. Tenant further agrees to reimburse Landlord or Landlord's property manager for any costs or expenses, including, but not limited to, court costs and reasonable attorney's fees, which Landlord or Landlord's property manager may incur in investigating, handling or litigating any such claim or any action by a governmental authority.

                  (b) Landlord hereby agrees to indemnify and hold Tenant harmless from and against any and all loss, cost or damage, or claim thereof, suffered or incurred by Tenant arising out of or resulting from the willful misconduct or gross negligence of Landlord, its agents, employees, licensees or contractors.

                  (c) Tenant shall give notice to Landlord of any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord by telephone immediately in such instance.

         16.      TENANT'S INSURANCE16.TENANT'S INSURANCE

                  Tenant shall carry (at its sole expense during the Term):

                  (i) all-risk property insurance, insuring Tenant's interest in its improvements to the Premises and any and all furniture, fixtures, equipment, supplies, inventory, contents and other property owned, leased, held or possessed by Tenant and contained therein, such insurance coverage to include business interruption insurance for one hundred percent (100%) of Tenant's gross revenues for a period of twelve (12) months. Such insurance shall be in an amount equal to the full replacement cost of such improvements and property, as such may increase from time to time, without deduction for depreciation, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler and machinery, flood, glass breakage and sprinkler leakage, and naming Landlord as loss payee as its interest may appear;

                  (ii) worker's compensation insurance as required by applicable law;

                  (iii) comprehensive or commercial general liability insurance on an occurrence basis for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or other portions of the Building or Property, and covering Tenant's indemnification obligations imposed by Paragraph 15 of this Lease, the limits of such policy or policies to be in amounts not less than One Million and No/100 Dollars ($1,000,000) in primary liability coverage and Five Million and No/100 Dollars ($5,000,000) in excess liability coverage; and

                  (iv) primary automobile liability insurance with limits of not less than One Million and No/100 Dollars ($1,000,000) per occurrence, covering owned and non-owned vehicles used by Tenant.

         Landlord retains the right, in its sole discretion, to increase the amount of insurance required to be carried by Tenant not more frequently than annually based on such factors as inflation, Tenant's insurance claims history, the advice of Landlord's insurance advisors and any other relevant factors. Landlord and Tenant shall each have included in all policies of insurance respectively obtained by them with respect to the Building or Premises a waiver by the insurer of all right of subrogation against the other (and, with respect to Tenant's insurance, against Landlord's property manager) in connection with any loss or damage insured against. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other (and, with respect to Tenant, against Landlord's property manager), and agrees to release the other from liability for loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage; provided, however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated. All said insurance policies shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be noncancellable except after thirty (30) days written notice to Landlord. Each policy shall name Landlord, Landlord's property manager and any other person designated by Landlord as additional insureds and provide that it is primary to, and not contributing with, any policy carried by Landlord, Landlord's property manager, or other designated person covering the same loss. Tenant shall deliver duly executed certificates of such insurance to Landlord with the execution and delivery of this Lease, and at least thirty (30) days prior to the expiration of each respective policy term. No insurance policy or policies required to be carried by Tenant will be subject to more than a $25,000.00 deductible limit without Landlord's prior written consent. Landlord reserves the right to require Tenant to carry such other insurance (including, without limitation and as applicable, plate glass insurance, automobile liability insurance, builder's risk insurance and liquor liability insurance) and endorsements in such amounts as Landlord in its sole discretion may deem necessary or appropriate. If Tenant fails to take out or keep in force any insurance required to be carried by Tenant, or to provide evidence of the same as required herein, Landlord shall have the right, but shall not be obligated, to obtain such insurance at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for the cost thereof upon demand as additional Rent.

         17.      REMEDIES CUMULATIVE17.    REMEDIES CUMULATIVE

                  The rights given to Landlord and Tenant herein are in addition to any rights that may be given to Landlord or Tenant by any statute or under law.

         18.      ENTIRE AGREEMENT - NO WAIVER  18. ENTIRE AGREEMENT - NO WAIVER
                  ----------------------------     ----------------------------

                  This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto.

         19.      HOLDING OVER19.      HOLDING OVER

                  If Tenant remains in possession of the Premises after expiration of the Term, or after any termination of the Lease by Landlord, with Landlord's acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Monthly Rental for said holdover period shall be one hundred fifty percent (150%) of the amount of Rent due in the last month of the Term, for the first three (3) months of any such holdover, and then double the amount of such Rent thereafter. There shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration of the Term or any termination of the Lease by Landlord.

         20.      HEADINGS20.          HEADINGS

                  The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

         21.      NOTICES21.           NOTICES

                  (a) Any notice, request or consent by either party to the other hereunder shall be valid only if in writing and shall be deemed to be duly given only if hand-delivered, or sent by certified mail or by a recognized national overnight delivery service which has a receipt of notice as a part of its delivery function. Such notices shall be addressed (i) if to Tenant, at the Premises, to the attention of the Facilities Manager, and (ii) if to Landlord, at Landlord's address set forth above, or at such other address for either party as that party may designate by notice to the other. Notice shall be deemed given, if delivered personally, upon delivery thereof, and if mailed, upon the mailing thereof.

                  (b) Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings an employee of Tenant in the Premises at the time of such service.

         22. HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES22. HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES


                  (a) This Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns. The term "Landlord" as used in this Lease means only the owner (or the ground lessee) for the time being of the Property and Building of which the Premises are a part, so that in the event of any sale or sales of said Property (or of any lease thereof), Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Property and Building. If the Property and Building are severed as to ownership by sale and/or lease, the owner of the entire Building or lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed "Landlord". Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such party.

                  (b) The parties "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

         23.      ATTORNEY'S FEES23.   ATTORNEY'S FEES

                  If Landlord has to engage or consult with an attorney as a result of or in connection with a failure by Tenant to pay any Rent as and when due under the Lease, then Tenant shall owe to Landlord, in addition to and not in lieu of any other amounts due hereunder, and shall pay within ten (10) days after demand for payment therefor is made, all such attorneys fees incurred by Landlord. Also, if any law suit or court action between Landlord and Tenant arises out of or under this Lease, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

         24.      TIME OF ESSENCE24.   TIME OF ESSENCE

                  TIME IS OF THE ESSENCE OF THIS LEASE.

         25.      NO ESTATE IN LAND25. NO ESTATE IN LAND

                  Tenant has only a usufruct under this Lease, not subject to levy or sale. No estate shall pass out of Landlord by this Lease.

         26.      SECURITY DEPOSIT26.  SECURITY DEPOSIT

                  (a) Tenant has deposited with Landlord $63,978.75 as a security deposit for the performance by Tenant of all the terms, covenants and conditions of this Lease upon Tenant's part to be performed. Landlord shall have no obligation to segregate such security deposit from any other funds of Landlord, and interest earned on such security deposit, if any, shall belong to Landlord. The security deposit shall be returned to Tenant within thirty (30) days after the expiration of the Term, if Tenant has fully performed its obligations hereunder. Landlord shall have the right to apply any part of said security deposit to cure any default of Tenant and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full security deposit on hand at all times during the Term of this Lease. If there is a sale or lease of the Building subject to this Lease, Landlord shall transfer the security deposit to the vendee or lessee, and Landlord shall be released from all liability for the return of such security deposit. Tenant shall look solely to the successor Landlord for the return of said security deposit. This provision shall apply to every transfer or assignment made of the security deposit to a successor Landlord. The security deposit shall not be assigned or encumbered by Tenant without the prior consent of Landlord and any such unapproved assignment or encumbrance shall be void.

                  (b) If Tenant is then in full compliance with this Lease, and has made all payments under the Lease as and when due, and Landlord has not previously applied any portion of such security deposit to cure any default of Tenant, then within thirty (30) days after the date which is twelve (12) months after the Commencement Date Landlord shall return one-third of said security deposit, being the amount of $21,326.25, to Tenant. If Tenant is then in full compliance with this Lease, and has made all payments under the Lease as and when due, and Landlord has not previously applied any portion of such security deposit to cure any default of Tenant, then within thirty (30) days after the date which is twenty-four (24) months after the Commencement Date, Landlord shall return one-third of said security deposit, being the amount of $21,326.25, to Tenant.

         27.      COMPLETION OF THE PREMISES27.      COMPLETION OF THE PREMISES

                  Landlord shall supervise completion of the work described in Exhibit "D" subject to payments which may be required of Tenant thereunder. Any work required by Tenant as provided for in said Exhibit "D" shall be performed within the provisions and according to all standards of said Exhibit "D".

         28.      PARKING ARRANGEMENTS28.   PARKING ARRANGEMENTS

                  Landlord shall maintain unreserved parking spaces for use by Tenant and Tenant's invitees and employees, in a ratio of 2.75 parking spaces per 1,000 rentable square feet leased. Such parking shall be available subject to the limitations and conditions from time to time imposed by Landlord, but at no additional out-of-pocket charge due from Tenant. Said parking shall be maintained on the Property or on areas located in the vicinity of the Property.

         29.      RULES AND REGULATIONS29.  RULES AND REGULATIONS

                  The Rules on Exhibit "F" are a part of this Lease. Landlord may from time to time amend, modify, delete or add additional Rules for the use, operation, safety, cleanliness and care of the Premises and the Building. Such new or modified Rules shall be effective upon notice to Tenant. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the Premises to at all times abide by the Rules. If there is a breach of any Rules, Landlord shall have all remedies in this Lease provided for in an Event of Default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Rules. Landlord shall not be responsible to Tenant for the nonobservance by any other tenant or person of any such Rules.

         30.      RIGHT TO RELOCATE30. RIGHT TO RELOCATE

                  At any time or from time to time during the Lease Term, Landlord shall have the right to relocate Tenant from the Premises to any other office space in either the Building or in that certain building adjacent to the Building and known as "Concourse Corporate Center I", so long as, with such relocation, Landlord also relocates to an adjacent location the space occupied by Tenant under a sublease, if any, adjacent to the Premises; provided however, unless Tenant otherwise agrees, (i) Landlord may not relocate Tenant more than once during the Term, and (ii) if such relocation is during the last year of the Term, Tenant may terminate this Lease, effective as of the proposed date of such relocation, by giving Landlord written notice thereof within fifteen (15) days after Landlord delivers to Tenant notice of Landlord's desire to relocate Tenant (provided, however, if Tenant gives such notice of termination, Landlord may keep this Lease in full force and effect by, within fifteen (15) days after its receipt of such notice, notifying Tenant that Landlord has elected not to relocate Tenant). Landlord shall deliver notice to Tenant of Landlord's desire to relocate Tenant, together with a proposal for the area to which such Premises shall be relocated. Should Landlord exercise its right to relocate Tenant under this Paragraph 30 then (i) expenses of said relocation or of any necessary renovation or alteration, including, without limitation, Tenant's "out-of-pocket" expenses for items such as replacement of business cards and stationery made obsolete by such relocation, and recabling, shall be billed to and paid by Landlord as calculated by Landlord prior to any relocation, shall be paid by Landlord, and (ii) following such relocation, the substituted space shall for all purposes thereinafter constitute the Premises and all terms and conditions of this Lease shall apply with full force and effect to the Premises as so relocated. Any such relocation shall be scheduled on a weekend, or other time reasonably acceptable to Tenant so as to minimize the interruption of Tenant's business operation. If Tenant has not relocated its premises within sixty (60) days after Landlord first notifies Tenant of Landlord's desire to relocate Tenant, then it shall be an event of default on the part of Tenant, and Landlord shall have, as a part of its remedies, the right to terminate this

Lease. Such termination shall be effective upon any date selected by Landlord in the Termination Notice which is at least ten (10) days after the Termination Notice is given by Landlord to Tenant. Tenant hereby further covenants and agrees to promptly execute and deliver to Landlord any lease amendment or other such document appropriate to reflect the changes in the Lease described or contemplated above.

         31.      LATE PAYMENTS31.     LATE PAYMENTS

                  Any payment due of Tenant hereunder not received by Landlord within five (5) days of the date when due shall be assessed a five percent (5%) charge for Landlord's administrative and other costs in processing and pursuing the payment of such late payment, and shall be assessed an additional five percent (5%) charge for the aforesaid costs of Landlord for each month thereafter until paid in full. Acceptance by Landlord of a payment, and the cashing of a check, in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and in no way be an accord and satisfaction. This provision does not prevent Landlord from declaring the non-payment of Rent when due an event of default hereunder.

         32.      ESTOPPEL CERTIFICATE32.   ESTOPPEL CERTIFICATE

                  Tenant shall, within ten (10) days of the request by Landlord, execute, acknowledge and deliver to Landlord, any Mortgagee, prospective Mortgagee or any prospective purchaser or transferee of the Property, the Building, or both (as designated by Landlord), an Estoppel Certificate in recordable form, or in such other form as Landlord may from time to time require, evidencing whether or not (a) this Lease is in full force and effect;
(b) this Lease has been amended in any way; (c) Tenant has accepted and is occupying the Premises; (d) there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such defaults, defenses or offsets, if any); (e) the date to which Rent and other amounts due hereunder, if any, have been paid; and (f) any such other information as may be reasonably requested by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by Landlord, any prospective purchaser or transferee of Landlord's interest hereunder, or any Mortgagee or prospective Mortgagee.

         33.      SEVERABILITY AND INTERPRETATION33. SEVERABILITY AND
INTERPRETATION

                  (a) If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforce- ability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                  (b) If any provisions of this Lease require judicial interpretation, the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, as all parties hereto have participated in the preparation of this Lease.

         34.      MULTIPLE TENANTS34.  MULTIPLE TENANTS

                  If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall be jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

         35.      FORCE MAJEURE35.     FORCE MAJEURE

                  Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by causes beyond Landlord's control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.

         36.      QUIET ENJOYMENT36.   QUIET ENJOYMENT

                  So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

         37.      BROKERAGE COMMISSION; INDEMNITY37. BROKERAGE COMMISSION;
INDEMNITY

                  FAISON & ASSOCIATES ("FAISON") HAS ACTED AS AGENT FOR LANDLORD IN THIS TRANSACTION AND COLLIERS, CAUBLE & COMPANY ("CAUBLE") HAS ACTED AS AGENT FOR TENANT IN THIS TRANSACTION. BOTH FAISON AND CAUBLE ARE TO BE PAID A COMMISSION BY LANDLORD. Tenant warrants that there are no other claims for broker's commissions or finder's fees in connection with its execution of this Lease. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord.

         38.      EXCULPATION OF LANDLORD38.EXCULPATION OF LANDLORD

                  Landlord's liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Building. Neither Landlord, any of the partners of Landlord, any officer, director, or shareholder of Landlord nor any of the partners of Landlord shall have any personal liability whatsoever with respect to this Lease.

         39.      ORIGINAL INSTRUMENT39.    ORIGINAL INSTRUMENT

                  Any number of counterparts of this Lease may be executed, and each such counterpart shall be deemed to be an original instrument.

         40.      GEORGIA LAW40.       GEORGIA LAW

                  This Lease has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Georgia.

         41.      NO RECORDATION OF LEASE41.NO RECORDATION OF LEASE

                  Without the prior consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

         42.      HAZARDOUS WASTES42.  HAZARDOUS WASTES

                  (a) Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building, the Premises or the Property, any such materials or substances except to use in the ordinary course of Tenant's business, and then only after notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

                  (b) To the best of Landlord's knowledge and belief, but without any independent investigation or inquiry of any kind or nature whatsoever, there are no Hazardous Substances in the Demised Premises other than "Permitted Hazardous Substances", as that term is defined below. Landlord covenants and agrees that if any Hazardous Substances other than Permitted Hazardous Substances are found in the Project in such amounts and locations as would require Landlord to remove such materials as a matter of law, then Landlord shall remove or cause to be removed such Hazardous Substances. Such removal shall be accomplished in a manner that does not cause an unreasonable disruption to Tenant's operations in the Demised Premises.

                  (c) The term "Permitted Hazardous Substances" shall mean such Hazardous Substances as are commonly and legally used or stored as a consequence of using, maintaining or operating the Project, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action" as that term is defined in CERCLA, and so long as Landlord strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances.

         43.      LEASE BINDING UPON DELIVERY43.     LEASE BINDING UPON DELIVERY

                  This Lease shall not be binding until and unless all parties have duly executed said Lease and a fully executed counterpart of said Lease has been delivered to Tenant.

         44.      SPECIAL STIPULATIONS44.   SPECIAL STIPULATIONS AND LEASE
SUMMARY SHEET

                  The special stipulations attached hereto as Exhibit "G", by this reference made a part hereof, shall control if in conflict with any of the foregoing provisions of this Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal, on the day and year first above written.

                                            TENANT:

                                            ROSS SYSTEMS, INC.


                                             /s/ James Patrick Tinley  (SEAL)
                                            Authorized Signature
                                            James Patrick Tinley, President

                                            Type Name of Signatory

                                             /s/ Stan F. Stoudenmire   (SEAL)
Date executed by                            Authorized Signature
Tenant: 1/9/98                              Stan F. Stoudenmire, CFO

                                            Type Name of Signatory

                                            (CORPORATE SEAL)

*Note: If Tenant is a corporation, two authorized corporate officers must execute this Lease in their appropriate capacities for Tenant, affixing the corporate seal.

         By the execution and delivery of this Lease Tenant has made and shall be deemed to have made a continuous and irrevocable offer to lease the Premises, on the terms contained in this Lease, subject only to acceptance by Landlord (as evidenced by Landlord's signature hereon), which Landlord may accept in its sole and absolute discretion.

Tenant's Federal Employer Identification Number: 94-2170198

                                            "LANDLORD"

                CONCOURSE II, LTD., a Georgia limited partnership

                    By: State of California Public Employees' Retirement System, as general partner of Concourse II, Ltd.

                    By: LaSalle Advisors Limited Capital Management, Inc., as duly authorized agent of State of California Public Employees' Retirement System Date Executed by Landlord: 19 January, 1998 By: ________________________
                             John Levy Principal

                       By:  ________________________
                                Rebecca Smith
                                Vice President


Initials:


Landlord:  _______

Tenant:    _______
May 11, 19983:29 PM0158305.DOC

                                   EXHIBIT "A"

                      Location of Premises Within Building


                                [To Be Attached]

                                   EXHIBIT "B"

                             Space Plan of Premises

Initials:


Landlord:  _______

Tenant:    _______

                                   EXHIBIT "C"

                     LEGAL DESCRIPTION - CORPORATE CENTER II


All that tract or parcel of land lying and being in Land Lot 17 of the 17th District, Fulton County, Georgia, and being more particularly described as follows:

To reach the TRUE POINT OF BEGINNING, begin at a point located at the intersection of the former southerly Right-of-Way line of Hammond Drive if extended (which Right-of-Way varies, but was 47.9 feet from the centerline) and the former westerly Right-of-Way line of Peachtree-Dunwoody Road if extended (which Right-of-Way varies, but was 41.7 feet from the centerline); running thence South 02DEG 14'39" East, along the former westerly Right-of-Way line of Peachtree-Dunwoody Road, a distance of 301.51 feet to a point; thence continuing along said former Right-of-Way line South 00DEG 04'42" West a distance of 128.30 feet to a point; thence continuing along said former Right-of-Way line South 02DEG 51'09" West a distance of 320.44 feet to a point; thence continuing along said former Right-of-Way line South 04DEG 20'05" West a distance of 103.34 feet to a point; thence continuing along said former Right-of-Way line South 06DEG 25'12" West a distance of 104.00 feet to a point; thence continuing along said former Right-of-Way line South 82DEG 23'06" East a distance of 12.00 feet to a point; thence continuing along said former Right-of-Way line South 07DEG 36'54" West a distance of 141.66 feet to a point; thence continuing along said former Right-of-Way line South 19DEG 17'25" West a distance of 365.03 feet to a point located on the northerly Right-of-Way line of Interstate 285 (which Right-of-Way varies); thence along the Right-of-Way line of Interstate 285 South 60DEG 30'32" West a distance of 147.38 feet to the TRUE POINT OF BEGINNING; thence continuing along said Right-of-Way line South 60DEG 30'32" West a distance of 543.05 feet to a point; thence continuing along said Right-of-Way line along a curve to the right an arc distance of 348.08 feet to a point (said curve having a radius of 941.74 feet, a chord distance of 346.11 feet and a chord bearing of North 84DEG 02'25" West); thence leaving said Right-of-Way line and running North 17DEG 25'43" East a distance of 169.03 feet to a point; thence along a curve to the right an arc distance of 46.09 feet to a point (said curve having a radius of 567.11 feet, a chord distance of 46.08 feet and a chord bearing of North 66DEG 51'40" West); thence North 02DEG 42'14" East a distance of 160.36 feet to a point; thence South 87DEG 17'47" East a distance of 15.00 feet to a point; thence North 02DEG 42'14" East a distance of 71.84 feet to a point; thence South 87DEG 17'47" East a distance of 306.00 feet to a point; thence North 02DEG 42'14" East a distance of 125.49 feet to a point; thence South 87DEG 18'03" East a distance of 157.13 feet to a point; thence North 47DEG 35'58" East a distance of 32.58 feet to a point; thence North 02DEG 39'32" East a distance of 146.02 feet to a point; thence North 42DEG 11'23" West a distance of 15.25 feet to a point; thence North 02DEG 41'25" East a distance of 42.42 feet to a point; thence North 41DEG 31'43" West a distance of 15.32 feet to a point; thence North 02DEG 39'32" East a distance of 76.13 feet to a point; thence South 87DEG 17'14" East a distance of 67.30 feet to a point; thence South 42DEG 24'02" East a distance of 290.00 feet to a point; thence South 05DEG 24'46" East a distance of
376.07 feet to a point being the TRUE POINT OF BEGINNING, said tract containing
9.000 acres per As-Built Survey of Concourse Corporate Center II, prepared for Concourse II, Ltd. and Lawyers Title Insurance and Chicago Title Insurance Company, prepared by Thomas A. Kohn (Georgia Registered Land Surveyor No. 2208) of Benchmark Engineering Corporation, dated January 6, 1986, last revised July 21, 1986.

                                   EXHIBIT "D"

                               WORK AGREEMENT FOR
                           COMPLETION OF THE PREMISES



Landlord and Tenant executed a Lease for Premises on the 8th floor(s) of the Building and hereby attach this Work Agreement to said Lease as Exhibit "C" thereto. To induce Tenant to enter into the Lease and in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

                             ARTICLE 1 - DEFINITIONS

The following terms shall have the meanings described below. Terms not defined herein shall have the meaning given in the Lease:

         Allowance shall mean Ten and No/100 Dollars ($10.00) multiplied by the rentable square feet in the Premises.

         Base Building Improvements shall mean Building Standard improvements to be constructed or installed in the Building.

         BOMA shall mean the standards and practices for measurement of office buildings, set forth in the American National Standard Method of Measuring Floor Area in Office Buildings of the Building Owners and Managers Association International (ANSI Z65.1 - 1980 [approved July 1, 1980, as modified]).

         Building Plans and Specifications shall mean the final drawings and specifications for Base Building Improvements.

         Building Standard Materials shall mean such materials described in the Building Plans and Specifications, or materials of comparable quality as may be substituted therefor by Landlord. Except for Building Standard Hardware and items pre-installed by Landlord, Tenant may, but is not obligated to, purchase Building Standard Materials. Tenant shall be obligated to buy Building Standard Hardware and all items pre-installed by Landlord. Tenant may also be obligated to utilize and pay for certain other Building Standard Materials in accordance with
         Section 3.01(c) herein.

         Contractor shall mean the party selected in accordance with Article 6 herein to do the Tenant Improvements.

         Change Order shall mean any alteration, substitution, addition or change to or in the Tenant Space Plans or Tenant Improvement Construction Documents requested by Tenant after the same have been consented to by Landlord.

         Completion Date shall mean the date of Substantial Completion of Tenant Improvements under the Tenant Improvement Construction Documents (except Punchlist Items).

         Construction Contract shall mean the agreement to be entered between Landlord and Contractor for the construction of the Tenant Improvements.

         Landlord's Architect shall mean Smith/Herrin Architects.

         Punchlist Items shall mean those items not completed in the Premises at the time of the Substantial Completion, as identified in a written list, which do not substantially interfere with Tenant's use or enjoyment of the Premises.

         Substantial Completion or Substantially Complete shall be as described in Section 4.04 hereof.

         Tenant's Costs shall mean the aggregate of (a) all costs and expenses of constructing the Tenant Improvements that are in excess of the Allowance, and (b) all costs and expenses related to the design (including any revision and redesign costs) of the Tenant Improvements.

         Tenant Improvements shall mean all improvements constructed or installed in or on the Premises in accordance with the Tenant Improvement Construction Documents.

         Tenant Improvement Costs shall mean the aggregate cost for the Tenant Improvements, approved by Tenant in accordance with Section 3.01 hereof, together with the cost of any Change Orders as provided in
         Section 3.05 hereof.

         Tenant Improvement Construction Documents shall mean the working drawings, specifications and finish schedules for the Tenant Improvements prepared by Landlord's Architect and consented to by Tenant in accordance herewith.

         Tenant Space Plans shall mean the schematic presentation of the Premises prepared by Landlord's Architect and consented to by Tenant in accordance herewith.

         Tenant's Work shall mean all work in or about the Premises not within the scope of the work necessary to construct the Tenant Improvements, such as (by way of illustration and not limitation) delivering and installing furniture, telephone equipment and wiring and office equipment.

         Working Day shall mean the period from 9:00 A.M. until 5:00 P.M. on any Monday through Friday, excluding federal and Georgia state holidays. By way of illustration, any period described in this Work Letter as expiring at the end of the third (3rd) Working Day after receipt of a document, then: (i) if receipt occurs at 9:01 A.M. on Monday, said period shall expire at 5:00 P.M. on the following Thursday; and (ii) if receipt occurs at 4:59 P.M. on Wednesday, the period shall expire at 5:00 P.M. on the following Monday.

                    ARTICLE 2. TENANT SPACE PLANS AND TENANT
                      IMPROVEMENT PLANS AND SPECIFICATIONS

Section 2.01  Schedule for Preparation

Landlord shall contract with Landlord's Architect for the preparation of the Tenant Space Plans and Tenant Improvement Construction Documents. Tenant Space Plans and Tenant Improvement Construction Documents for the Tenant Improvements shall be prepared by Landlord's Architect and consented to by Tenant as provided hereinbelow. Tenant Space Plans shall be prepared and sealed by an architect licensed in Georgia.

1. As soon as reasonably possible (but in no event later than December 16, 1997 Tenant shall provide Landlord's Architect all specifications, information and documents necessary to enable Landlord's Architect to prepare the Tenant Space Plans.

2.       Within Five (5) Working Days after receipt of all items described in
         Section 2.01(1) above, Landlord's Architect shall prepare and deliver to Tenant the Tenant Space Plans.

3. By the end of the third (3rd) full Working Day after receipt of the Tenant Space Plans, Tenant shall review and resubmit the same to Landlord's Architect, either with Tenant's consent or with Tenant's comments thereto.

4. By the end of the third (3rd) full Working Day after receipt of Tenant's comments to the Tenant Space Plans, Landlord's Architect shall resubmit to Tenant the Tenant Space Plans with such changes or information as requested by Tenant.

5. This process described in Section 2.01(2),(3) and (4) shall continue until Tenant has satisfied itself that such proposed Tenant Space Plans are acceptable, but once Tenant Space Plans have been resubmitted to Tenant, Tenant shall confine Tenant's comments thereupon only to the changes made by Landlord's Architect or changes requested by Tenant to the prior submission of Tenant Space Plans, but not made by Landlord's Architect. Once Tenant has satisfied itself that such proposed Tenant Space Plans are acceptable Tenant shall notify Landlord, and the Tenant Space Plans as so consented to by Tenant shall constitute the final Tenant Space Plans. When Tenant gives such final consent, Landlord shall notify Tenant of the amount of time Landlord estimates, in Landlord's reasonable judgment, Substantial Completion of Tenant Improvements within the portion of the Premises shown on such Tenant Space Plans will require.

6. After final consent to the Tenant Space Plans, Landlord's Architect shall prepare and deliver to Tenant the prepared Tenant Improvement Construction Documents.

7. By the end of the third (3rd) full Working Day after receipt of the Tenant Improvement Construction Documents, Tenant shall review and resubmit the same to Landlord's Architect, either with Tenant's consent or comments thereto.

8. By the end of the third (3rd) full Working Day after receipt of Tenant's comments to the Tenant Improvement Construction Documents, Landlord's Architect shall resubmit to Tenant the Tenant Improvement Construction Documents with such changes or information as requested by Tenant.

9. The process described in Section 2.01(6), (7) and (8) shall continue until Tenant is satisfied that such proposed Tenant Improvement Construction Documents are acceptable, but once Tenant Improvement Construction Documents have been resubmitted to Tenant, Tenant shall confine Tenant's comments thereupon only to changes made by Landlord's Architect or the changes requested by Tenant to the prior submission of Tenant Improvement Construction Documents, but not made by Landlord's Architect. Once Tenant is satisfied that such proposed Tenant Improvement Construction Documents are acceptable, Tenant shall notify Landlord, and the Tenant Improvement Construction Documents consented to by Tenant shall constitute the final Tenant Improvement Construction Documents.

10. Any approval or consent by Landlord of any items submitted by Tenant to and/or reviewed by Landlord pursuant to this Work Letter shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and shall not imply or be deemed to imply any representation or warranty by Landlord that the design is safe or structurally sound or will comply with any legal or governmental requirements. Any deficiency, mistake or error in design (expressly excluding the engineering drawings), although the same has the consent or approval of Landlord, shall be the sole responsibility of Tenant, and Tenant shall be liable for all costs and expenses which may be incurred and all delays suffered in connection with or resulting from any such deficiency, mistake or error in design.

                 ARTICLE 3. CONSTRUCTION OF TENANT IMPROVEMENTS

Section 3.01  Pricing of Tenant Improvements

(a) Within __ Working Days after final approval of the Tenant Improvement Construction Documents, Landlord shall obtain a price proposal for the Tenant Improvements from Contractor. Such price proposal shall be subject to Tenant's review and approval, which approval by Tenant shall not be unreasonably withheld or delayed.

Should Tenant desire to seek adjustments of such price proposal, Tenant shall work promptly with Landlord's Architect and Contractor to alter the Tenant Improvement Construction Documents to cause the price quotation to be acceptable to Tenant and to establish the Tenant Improvement Costs. Upon determination of the Tenant Improvement Costs and the written approval of the Tenant Improvement Construction Documents by Tenant, Tenant shall have given final approval of the same, and Landlord shall be authorized to proceed with contracting with Contractor for the construction and installation of the Tenant Improvements in accordance with the Tenant Improvement Construction Documents.

(b) Included in the pricing for the Tenant Improvements shall be the cost of those Building Standard Materials which Tenant is obligated to purchase under this Work Letter, which shall be purchased by Tenant in appropriate quantities for the Premises. The cost of such Building Standard Materials shall be charged against the Allowance, to the extent available.

(c) If Tenant has, as a part of any specifications for the Tenant Improvements, designated Building Standard Materials or a standard that allows for equivalent quality items and would permit the use of Building Standard Materials, Landlord shall have the right, at Landlord's option and in Landlord's sole discretion, to sell those Building Standard Materials to Tenant at the price given for such item (on a unit cost basis) by the bidder selected to perform that portion of the work which will be using the Building Standard Materials in question.
Any such costs shall be charged against the Allowance, to the extent available.

Section 3.02  Construction of Tenant Improvements.

         Landlord will enter into a Construction Contract with Contractor to construct the Tenant Improvements.

Section 3.03  Tenant Delay

If there is delay in achieving Substantial Completion of Tenant's Improvements as a result of or in connection with:

         A. Tenant's failure to furnish any information or documents in accordance with this Work Letter;

         B. Tenant's request for materials, finishes or installations other than Building Standard Materials, finishes or installations;

         C. Any Change Order, including any change in the Tenant Improvement Construction Documents made pursuant to Section
                  3.01 hereof and any failure by Tenant to respond to a "Change Order Effect Notice" (as herein defined) within the time period required hereunder;

         D. Tenant's failure to respond within any of the time periods specified herein; or

         E. If in the performance or prosecution of Tenant's Work, Tenant's employees or agents interfere with or in any manner hinder Contractor from prosecuting to the fullest extent possible the Tenant Improvements work;

         then such shall be a "Tenant Delay", and for each of such day of Tenant Delay, Landlord shall have an additional day to complete the work required hereunder.

Section 3.04  Completion of Premises

         A. The Premises shall be substantially completed, as to any floor, and Substantial Completion shall have occurred, as to any floor, upon the following:

                  (i) the Tenant Improvements shall have been completed as to the floor in substantial compliance with the Construction Contract, except for Punch List Items and otherwise sufficient so that Landlord's Architect can execute the most recently published version of AIA form G704, titled "Certificate of Substantial Completion"; and

            (ii) Landlord shall have obtained a certificate of occupancy (or evidence reasonable satisfactory to Tenant that upon completion of the Tenant's Work, a certificate of occupancy will be issued) for the Premises in question, permitting use of the floor of the Premises in question for the purpose permitted in this Lease;

provided however, that, if and to the extent compliance with any of the conditions set forth in clauses (i) and (ii) above would have occurred earlier but for any days of Tenant Delay, then compliance with such condition shall be deemed to have occurred on the date it would have occurred but for the days of Tenant Delay.

Section 3.05  Changes in Plans and Specifications

A. If at any time after the Tenant Improvement Costs are determined, Tenant desires to make Change Orders, Tenant shall submit to Landlord for pricing by Contractor working drawings and specifications for any and all such desired Change Order. Landlord shall respond to Tenant, within five (5) Working Days of such request by Tenant, with an estimate of the effect of such desired Change Order on Tenant Improvement Costs and the schedule of anticipated Substantial Completion (the "Change Order Effect Notice"). Tenant shall have three (3) Working Days to respond to such Change Order Effect Notice, with the authorization required hereunder, although Tenant may, within said three (3) Working Day period, request more time to finally respond to the Change Order Effect Notice. A failure by Tenant to respond to any such Change Order Effect Notice shall be denial of consent, and, upon denial of a proposed Change Order, Contractor shall proceed with its work in accordance with the Tenant Improvement Construction Documents. Once the cost and the schedule change, if any, for such Change Order has been approved by Tenant, all references in this Work Agreement to the "Tenant Improvement Construction Documents" shall be to the Tenant Improvement Construction Documents, as changed pursuant to this Section 3.05, and all references to "Tenant Improvement Costs" shall include the net aggregate approved cost for the Change Orders determined in this Section 3.05 (after taking into account any savings affected by such Change Order), except that there may be a fee charged by the Tenant Improvement Contractor for any Change Order which reduces Tenant Improvement Costs.

B. Once the Change Order, the costs therefor and the schedule change associated therewith have been approved and a form evidencing such approval executed by Tenant, reasonably satisfactory to Landlord, is delivered to Landlord, Tenant shall have given full authorization to Landlord to cause Contractor to proceed with the work of constructing the Tenant Improvements in accordance with the Tenant Improvement Construction Documents as so modified; provided that any changes required by Tenant which constitute a material deviation from the previously approved Tenant Improvement Construction Documents shall be effective only after the approval of Landlord, which approval shall not be unreasonably withheld or delayed unless such change would result in a material delay in the completion of the work being done by Contractor.

Section 3.06  General Provisions Applicable to Tenant's Work

1. Landlord will require a high grade, first-class operation to be conducted in the Premises. Tenant's Work shall be performed in a first-class manner, using new and first-class, quality materials. Tenant's Work shall be constructed and installed in accordance with all applicable laws, ordinances, codes and rules and regulations of governmental authorities. Tenant shall promptly correct any of Tenant's Work which is not in conformance therewith.

2. Landlord shall use reasonable efforts to give notice to Tenant of the projected date by which Landlord shall have completed the Tenant Improvements on any full floor at least seven (7) days prior to said date, so Tenant has access to the Premises for the performance of Tenant's Work and Tenant shall proceed forthwith to commence the performance of such work and shall diligently pursue such work to completion. Tenant's contract parties and subcontractors shall be subject to administrative supervisions by Landlord in their use of the Building and their relationship with Contractor, or contractors of other tenants in the Building. The entry by Tenant and/or its contract parties into the Premises for the performance of Tenant's Work shall be subject to all of the terms and conditions of the Lease except the payment of Rent. If Landlord allows Tenant and/or its contract parties to enter the Premises and to commence the performance of Tenant's Work prior to the Completion Date, such entry by Tenant shall be at Tenant's sole risk.

3. Tenant's Work shall be coordinated and conducted to maintain harmonious labor relations and not (a) to interfere unreason-ably with or to delay the completion of any work being per-formed by Contractor or by any other tenant in the Building; or (b) to interfere with or disrupt the use and peaceful enjoyment of other retail or office tenants in the Building. Contractor shall have priority over Tenant's Work.

4. Tenant and Tenant's contract parties shall perform their work, including any storage for construction purposes, within the Premises only. Tenant shall be responsible for removal, as needed, from the Premises and the Building of all trash, rubbish, and surplus materials resulting from any work being performed in the Premises. Tenant shall exercise extreme care and diligence in removing such trash, rubbish, or surplus materials from the Premises to avoid littering, marring, or damaging any portion of the Building. If any such trash, rubbish, or surplus materials are not promptly removed from the Building in accordance with the provisions hereof or if any portion of the Building is littered, marred, or damaged, Landlord may cause same to be removed or repaired, as the case may be, at Tenant's cost and expense. If Landlord incurs any costs or expenses in performing the above, Tenant shall pay Landlord the amount of any such cost and expenses within twenty (20) days after notice of such cost is given to Tenant.

                           ARTICLE 4. PAYMENT OF COSTS

Section 4.01  Allowance for Tenant Improvement Costs

Landlord shall pay the Tenant Improvement Costs, up to, but not in excess of the Allowance. The Allowance is applicable to Tenant Improvements.

Section 4.02  Tenant's Costs

Tenant shall pay Tenant's Costs to Landlord, including the following:

1.       Tenant Improvement Costs (if any) in excess of the Allowance;

2. A construction supervision fee equal to three percent (3%) of the total cost of all work associated with the Tenant Improvements. Such fee shall be paid to Landlord or Landlord's designated agent, and may be funded out of the Allowance, to the extent available.

Section 4.03 Payment of Tenant's Costs

Tenant shall pay Tenant's Costs to Landlord within thirty (30) days of Tenant's receipt from Landlord of an invoice for such costs.

Section 4.04 Failure to Pay Tenant's Costs

Failure by Tenant to pay Tenant's Costs in accordance with this Article 4 will constitute a failure by Tenant to pay Rent when due under the Lease.

                       ARTICLE 5. CONTRACTOR REQUIREMENTS

         A. The prospective bidders for the engagement as "Contractor" shall be three (3), including:

                  (i)  Genoa Construction
             (ii)  Warren Hanks Construction
            (iii)  Ordner Construction

                  Landlord and Tenant shall in their respective reasonable judgment, agree on the remaining list of Contractors not filled in above as authorized to be a prospective bidder.

         B. Landlord shall be responsible for preparing bid instructions to the three prospective contractors enumerated above, and Landlord shall receive and qualify all bids, and shall determine the responsiveness of all bids received. However, Tenant may elect to perform any of those bid related functions in lieu of Landlord or elect to review Landlord's preparation of same. If Tenant elects to perform such services, then Landlord shall have the right to review such work and services.

     C. All bids from such potential Contractors shall be required to be submitted on or before ten (10) business days after such potential Contractors receipt from Landlord of Tenant Space Plans or Building Plans and Specifications sufficient to generate a bid with a maximum price quoted.
                  From such bids, Tenant shall select the Contractor.

                    ARTICLE 6. DESIGNATION OF REPRESENTATIVES

Section 6.01 Landlord's Agent

For purposes of this Work Agreement, Landlord hereby designates Amy Hilscher to act as its authorized representative on all matters relating to this Work Agreement, and any response from Amy Hilscher as to matters contemplated under this Work Agreement shall be the response of Landlord hereunder.

Section 6.02 Tenant's Agent

For purposes of this Work Agreement, Tenant hereby designates ____________ to act as its authorized representative on all matters relating to this Work Agreement, and any response from _____________________ as to matters contemplated under this Work Agreement shall be the response of Tenant hereunder.

Section 6.03 Mutual Cooperation

Landlord's Agent and Tenant's Agent shall cooperate with one another in coordinating Substantial Completion of Tenant's Work, and in controlling and minimizing the time and costs of the Tenant Improvements and Tenant Work.

                            ARTICLE 7. ADA COMPLIANCE

Section 7.01 Building

Tenant shall not be obligated to pay for Base Building compliance with the American's with Disability Act ("ADA"), unless such compliance arises out of Tenant's specific use of the Premises and Building.

Section 7.02 Tenant Improvements

Landlord shall endeavor to cause Landlord's Architect to prepare the Tenant Space Plan so that the Tenant Improvements, once constructed, shall be in compliance with the ADA.

                                                                       CONCOURSE
                                   EXHIBIT "F"

                              RULES AND REGULATIONS


         The rules and regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term "Tenant" is used in these rules and regulations, it shall be deemed to include Tenant, its employees or agents and any other persons permitted by Tenant to occupy or enter the Premises. The following rules and regulations may from time to time be modified by Landlord in the manner set forth in Paragraph 29 of the Lease.

       1. Obstruction. The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators and other common facilities of the Building shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purposes other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant. The floors, skylights and windows that reflect or admit light into any place in said Building shall not be covered or obstructed by Tenant.

       2. Ordinary Business Hours. Whenever used in the Lease or in these rules and regulations, the ordinary business hours of the Building shall be from 8:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M. Saturday of each week, excluding the legal holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other holidays observed by owners of comparable buildings.

       3. Deliveries. Tenant shall insure that all deliveries of supplies to the Premises shall be made only upon the elevator designated by Landlord for deliveries and only during the ordinary business hours of the Building. If any person delivering supplies to Tenant damages the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

       4. Moving. Furniture and equipment shall be moved in or out of the Building only upon the elevator designated by Landlord for deliveries and then only during such reasonable hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause such movers to use only the loading facilities and elevator designated by Landlord. If Tenant's movers damage the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

       5. Heavy Articles. No safe or article the weight of which may, in the reasonable opinion of Landlord, constitute a hazard or damage to the Building or its equipment, shall be moved into the Premises. Landlord shall have the right to designate the location of such articles in the Premises. Safes and other heavy equipment, the weight of which will not constitute a hazard or damage the Building or its equipment shall be moved into, from or about the Building only during such hours and in such manner as shall be reasonably prescribed by Landlord.

       6. Nuisance. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of any governmental authority having jurisdiction over the Building.

       7. Building Security. Landlord may restrict access to and from the Premises and the Building outside of the ordinary business hours of the Building. Landlord may require identification of persons entering and leaving the Building during this period and, for this purpose, may issue Building passes to tenants of the Building.

       8. Pass Key. The janitor of the Building may at all times keep a pass key to the Premises, and he and other agents of Landlord shall at all reasonable times be allowed admittance to the Premises.

       9. Locks and Keys for Premises. No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless the written consent of Landlord shall first have been obtained. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any duplicate key made. At the termination of this tenancy Tenant shall promptly return to Landlord all keys to the Building, Premises and toilet rooms.

      10. Signs. Signs on Tenant's entrance doors will be provided for Tenant by Landlord, the cost of the signs to be charged to and paid for by Tenant. No advertisement, sign or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the interior doors as permitted by Landlord, which advertisement, signs, or other notices shall be of Building standard order, size and style, and at such places as shall be designated by Landlord.

      11. Use of Water Fixtures. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

      12. No Animals, Excessive Noise. No animals shall be allowed in the offices, halls, corridors and elevators in the Building. No person shall disturb the tenants of this or adjoining buildings or space by the use of any radio or musical instrument or by the making of loud or improper noises.

      13. Bicycles. Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

      14. Trash. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Building.

      15. Windows and Entrance Doors. Window shades, blinds or curtains of a uniform Building standard, color and pattern only shall be used throughout the Building to give uniform color exposure through exterior windows. Exterior blinds shall remain in the lowered position at all times to provide uniform exposure from the outside. Tenant entrance doors should be kept closed at all times in accordance with the fire code.

      16. Hazardous Operations and Items. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any hazardous business in the Premises without Landlord's prior


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


written consent, which consent may be withheld in Landlord's absolute discretion. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

      17. Hours for Repairs, Maintenance and Alterations. Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building unless Landlord shall have first consented in writing to such work being done outside of such times. If Tenant desires to have such work done by Landlord's employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours, Tenant shall pay the extra cost of such labor.

      18. No Defacing of Premises. Except as permitted by Landlord, Tenant shall not mark upon, cut, drill into, drive nails or screws into, or in any way deface the doors, walls, ceilings, or floors of the Premises or of the Building, nor shall any connection be made to the electric wires or electric fixtures without the consent in writing on each occasion of Landlord or its agents. Any defacement, damage or injury to the Premises or Building caused by Tenant shall be paid for by Tenant. Nothing contained in this Paragraph shall prohibit Tenant from decorating the walls of the Premises with such items as are normally found in first-class, commercial office buildings, so long as such items are no heavier than twenty (20) pounds.

      19. Limit on Equipment. Tenant shall not, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, install or operate any equipment which will consume in conjunction with Tenant's other equipment throughout the Premises, an amount of electricity which exceeds that provided for under the Lease. If Tenant requires any interior wiring such as for a business machine, intercom, printing equipment or copying equipment, such wiring shall be done by the electrician of the Building only at Tenant's expense, and no outside wiring persons shall be allowed to do work of this kind unless by the written consent of Landlord or its representatives. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the electrician of the Building or by some other employee of Landlord who may be instructed by the superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated.

      20. Solicitation. Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food or services or merchandise in the Premises, nor install or permit the installation or use of any machine or equipment for dispensing goods or foods or beverages in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises without the approval of Landlord and in compliance with arrangements prescribed by Landlord. Only persons approved in writing by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Building, or to use the elevators or public areas of the Building for that purpose.

      21. Doors. Doors for entrance to and exit from the Premises shall be kept closed at all times, except when in use for entering or exiting the Premises.

      22. Captions. The caption for each of these rules and regulations is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of these rules and regulations.



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

      23. No Smoking. Landlord shall prohibit smoking in any area other than certain designated smoking areas in the Building. Landlord shall notify Tenant of such designated areas from time to time.



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

                                   EXHIBIT "G"

                              SPECIAL STIPULATIONS


         1. (A) Right of First Offer 7. (A) Right of First Offer. Provided this Lease is then in full force and effect and as Tenant is in full compliance with the terms and conditions of this Lease, and there is no sublease of any portion of the Premises or assignment of any of Tenant's interest in the Lease, Tenant shall have a right of first offer on the approximately 4,712 rentable square feet shown on Exhibit "H" attached hereto and by this reference incorporated herein (the "Expansion Space"), on the following terms and conditions:

                  (a) Landlord shall give notice to Tenant of Landlord's desire to lease the Expansion Space.

                  (b) Tenant shall have five (5) days after Landlord's notice to respond as to whether or not Tenant desires to lease the Expansion Space. If Tenant elects not to lease the Expansion Space or fails to respond within the five (5) day period, then Tenant shall have no further right to lease the Expansion Space.

                  (c) If Tenant elects to lease the Expansion Space, the base rent for the Expansion Space shall be at the same rate of Monthly Rental (on a per square foot per annum basis) then being paid by Tenant for the Premises, which rate of Monthly Rental shall increase as provided in the Lease.

                  (d) The Rent for the Expansion Space shall commence on the earlier to occur of (i) thirty (30) days after Tenant's notice of election to lease the Expansion Space, or (ii) the date Tenant first occupies the Expansion Space.

                  (e) If Tenant elects to lease the Expansion Space, then Tenant shall take such space "as is, where is", with no obligation on the part of Landlord to provide any work therein or any allowance therefor.

                  (f) Except as expressly set forth to the contrary herein, all other terms and conditions of this Lease shall apply to the Expansion Space, and from and after the date Tenant elects to lease the Expansion Space, the Expansion Space shall be and shall be deemed to be a part of the Premises.

         2. Renewal of Lease. (a) Provided this Lease is then in full force and effect and Tenant is in full compliance with the terms and conditions of this Lease, and there is no sublease of any portion of the Premises or assignment of any of Tenant's interest in the Lease, Landlord hereby grants to Tenant an option to renew this Lease for one (1) period of five (5) years, at a rental rate equal to the rental rate then being offered by Landlord to tenants desiring to lease comparable space in the Building or in other buildings comparable to the Building located in projects comparable to the project in which the Building is located, with comparable on-site amenities and services and comparable parking rights and privileges, as such rate is established by Landlord in its reasonable judgment. Tenant shall notify Landlord no more than fourteen (14) months and no less than twelve (12) months prior to the end of the Term if Tenant desires to renew this Lease under the terms of this Special Stipulation No. 2. If Tenant does give such notice, Landlord shall indicate to Tenant at least nine (9) months prior to the end of the Term the rental rate which shall be in effect for the Term as extended, on the basis as above-described. Tenant shall have thirty (30) days from the date Landlord makes such offer to either accept or reject such offer. If Tenant rejects such offer or fails to respond within such thirty (30) day period, then this Lease shall terminate as of the end of the Term as established herein. If Tenant accepts such offer, then the Term shall be extended by said five (5) year period, upon the same terms and conditions as contained in this Lease, and the rent for such period shall be the rent as offered by Landlord and accepted by Tenant pursuant to the terms and conditions of this Special Stipulation No. 2.

                  (b) Notwithstanding anything to the contrary contained herein, any right or option to extend the Term of the Lease or expand the Premises is expressly contingent upon Landlord consenting to such extension or expansion, with such consent by Landlord to be granted or withheld solely upon the credit issues described below. Landlord shall not be obligated to consent to Tenant's exercise of any right or option for an extension or expansion, and such exercise by Tenant shall be of no force or effect if, at the time of the exercise in question by Tenant, the creditworthiness of Tenant (taking into account net worth, cash on hand and cash available and net cash flow from operations) would not be acceptable to Landlord, in Landlord's reasonable judgement, if Tenant desired to lease space from Landlord in the Building as a new tenant. As a condition to the consent by Landlord to the exercise of any such right or option by Tenant, Landlord may request current financial statements from Tenant certified by an officer or partner of Tenant, or, if available, an outside independent auditor, to be true and correct. Tenant shall provide such information to Landlord upon request, and Landlord shall have a reasonable time to review and assess such information prior to granting consent to any such exercise by Tenant.

         3.       Late Delivery of the Premises.

                  If the Premises are not available for occupancy by Tenant on or before July 1, 1998 (as such date shall be extended by one (1) day for every day Landlord is delayed due to causes created by, through or under Tenant or due to an item of force majeure) (the "Target Completion Date"), then Tenant shall be entitled to a day of abatement of Base Rent for each day after said Target Completion Date that the Premises are not so available. If such occurs, then the Term shall also be extended by a like number of days, so there is a full thirty-eight and one half (38.5) months of Base Rent paid by Tenant under the Lease.

         4.       Reserved Parking.

                  Landlord hereby agrees that during the initial Term of the Lease, but not thereafter, and as long as Tenant occupies the Premises in accordance with the terms and conditions of the Lease, Tenant shall have the right to use two (2) reserved parking spaces in the area of the parking deck designated for such reserved parking (as such area may be relocated by Landlord from time to time), at no additional charge to Tenant. Such spaces shall be used by Tenant subject to and in accordance with the rules and regulations for the reserved parking spaces as are in existence from time to time, and shall be a part of and not in addition to the number of parking spaces available to Tenant under the Lease.


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